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        AGREEMENT AND PLAN OF MERGER OF OPTIKA MERGER SUBSIDIARY, INC.,
                             A DELAWARE CORPORATION
                                      AND
                         OPTIKA IMAGING SYSTEMS, INC.,
                            A CALIFORNIA CORPORATION

          THIS AGREEMENT AND PLAN OF MERGER dated as of this      day of June,
                                                             ----
1996 (the "Agreement"), is between Optika Merger Subsidiary, Inc., a Delaware corporation ("Optika-Delaware") and Optika Imaging Systems, Inc., a California corporation ("Optika-California"). Optika-Delaware and Optika-California are sometimes referred to herein as the "Constituent Corporations."

                                R E C I T A L S
                                ---------------

          A. Optika-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has a total authorized capital stock of Twenty-Three Million Four Hundred Ninety-Two Thousand Two Hundred One (23,492,201) shares. The number of shares of Preferred Stock of Optika-Delaware authorized to be issued is Three Million Four Hundred Ninety-Two Thousand Two Hundred One (3,492,201), par value $0.001, of which Two Hundred Ninety-Eight Thousand Eight Hundred Sixty-Four (298,864) shares have been designated Series A Participating Convertible Preferred Stock (the "Series A Preferred Stock"), Seven Hundred Fifty-Two Thousand One Hundred Sixty (752,160) shares have been designated Series B Participating Convertible Preferred Stock (the "Series B Preferred Stock"), and Four Hundred Forty-One Thousand One Hundred Seventy-Seven (441,177) shares have been designated Series C Participating Convertible Preferred Stock (the "Series C Preferred Stock"). No shares of Preferred Stock were outstanding as of the date hereof and prior to giving effect to the transactions contemplated hereby. The number of shares of Common Stock authorized to be issued is Twenty-Five Million (25,000,000), par value $0.001. As of the date hereof, and before giving effect to the transactions contemplated hereby, 10,000 shares of Common Stock were issued and outstanding, all of which were held by Optika-California.

          B. Optika-California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital stock of Nine Million Four Hundred Ninety-Three Thousand Twenty-Four (9,493,024) shares. The number of shares of Preferred Stock authorized to be issued is One Million Four Hundred Ninety-Three Thousand Twenty-Four (1,493,024), no par value, of which Two Hundred Ninety-Eight Thousand Eight Hundred Sixty-Four (298,864) shares, have been designated Series A Participating Convertible Preferred Stock (the "Series A Preferred Stock"), Seven Hundred Fifty-Two Thousand One Hundred Sixty (752,160) shares have been designated Series B Participating Convertible Preferred Stock (the "Series B Preferred Stock"), and Four Hundred Forty-Two Thousand (442,000) shares have been designated Series C Participating Convertible Preferred Stock (the "Series C Preferred Stock"). The
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number of shares of Common Stock authorized to be issued is Eight Million
(8,000,000), no par value. As of the date hereof, and before giving effect to the transactions contemplated hereby, Two Hundred Ninety-Eight Thousand Eight Hundred Sixty-Four (298,864) shares of Series A Preferred Stock were issued and outstanding, Seven Hundred Fifty-Two Thousand One Hundred Sixty (752,160) shares of Series B Preferred Stock were issued and outstanding, Four Hundred Forty-One Thousand One Hundred Seventy-Seven (441,177) shares of Series C Preferred Stock were issued and outstanding, and Two Million Eight Hundred Forty-Seven Thousand Thirty (2,847,030) shares of Common Stock were issued and outstanding.

          C. The Board of Directors of Optika-California has determined that, for the purpose of effecting the reincorporation of Optika-California in the State of Delaware, it is advisable and in the best interests of Optika-California that Optika-California merge with and into Optika-Delaware upon the terms and conditions herein provided.

          D. The respective Boards of Directors of Optika-Delaware and Optika-California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective sole stockholder and shareholders, and executed by the undersigned officers.

          E.  Optika-Delaware is a wholly-owned subsidiary of Optika-California.

          NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Optika-Delaware and Optika-California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:


                                   I.  MERGER

          1.1  Merger.  In accordance with the provisions of this Agreement, the
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General Corporation Law of the State of Delaware and the General Corporation Law
of the State of California, Optika-California shall be merged with and into Optika-Delaware (the "Merger"), the separate existence of Optika-California shall cease and Optika-Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Optika Imaging Systems, Inc.

          1.2  Filing and Effectiveness.  The Merger shall become effective when
               ------------------------
the following actions shall have been completed:

          (a) This Agreement and the Merger shall have been adopted and approved by the shareholders of Optika-California and the sole stockholder of Optika-Delaware in accordance with the requirements of the General Corporation Law of the State of California and the General Corporation Law of the State of Delaware;

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          (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

          (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the General Corporation Law of the State of Delaware shall have been filed with the Secretary of State of the State of Delaware.

          (d) An executed counterpart of the Certificate of Merger, an executed counterpart of this Agreement or any other document filed with the Secretary of State of the State of Delaware pursuant to section (c) above, shall have been filed with the Secretary of State of the State of California.

          The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

          1.3  Effect of the Merger.  Upon the Effective Date of the Merger, the
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separate existence of Optika-California shall cease and Optika-Delaware, as the
Surviving Corporation (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Optika-California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Optika-California in the manner more fully set forth in Section 259 of the General Corporation Law of the State of Delaware, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Optika-Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Optika-California in the same manner as if Optika-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the General Corporation Law of the State of Delaware and the General Corporation Law of the State of California.


                II.   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

          2.1  Certificate of Incorporation.  The Certificate of Incorporation
               ----------------------------
of Optika-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

          2.2  Bylaws.  The Bylaws of Optika-Delaware as in effect immediately
               ------
prior to the Effective Date of the Merger shall continue in full force and effect as the

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Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

          2.3  Directors and Officers.  The directors and officers of Optika-
               ----------------------
Delaware immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.


                      III.  MANNER OF CONVERSION OF STOCK

          3.1  Optika-California Common Shares.  Upon the Effective Date of the
               -------------------------------
Merger, each share of Optika-California Common Stock, no par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the Surviving Corporation. No fractional share interests of the Surviving Corporation Common Stock shall be issued but shall, instead, be paid in cash by Optika-Delaware to the holder of such shares.

          3.2  Optika-California Preferred Shares.
               ----------------------------------

          (a) Series A Convertible Preferred Stock.  Upon the Effective Date of
              ------------------------------------
the Merger, each share of Series A Preferred Stock of Optika-California, no par value, issued and outstanding immediately prior to the Merger, which shares are convertible into such number of shares of Optika-California Common Stock as set forth in the Articles of Incorporation of Optika-California, as amended, shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into or exchanged for one (1) fully paid and nonassessable share of Series A Preferred Stock of the Surviving Corporation, par value $0.001 per share, respectively, having such rights, preferences and privileges as set forth in the Certificate of Incorporation of the Surviving Corporation. Upon the conversion of the Surviving Corporation's Series A Preferred Stock, each share of such Series A Preferred Stock of the Surviving Corporation shall be converted into Common Stock on a one-for-one basis as set forth in the Certificate of Incorporation of Optika-Delaware.

          (b) Series B Convertible Preferred Stock.  Upon the Effective Date of
              ------------------------------------
the Merger, each share of Series B Preferred Stock of Optika-California, no par value, issued and outstanding immediately prior to the Merger, which shares are convertible into such number of shares of Optika-California Common Stock as set forth in the Articles of Incorporation of Optika-California, as amended, shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into or exchanged for one (1) fully paid and nonassessable

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share of Series B Preferred Stock of the Surviving Corporation, par value $0.001 per share, respectively, having such rights, preferences and privileges as set forth in the Certificate of Incorporation of the Surviving Corporation. Upon the conversion of the Surviving Corporation's Series B Preferred Stock, such Series B Preferred Stock of the Surviving Corporation shall be converted into Common Stock on a 1-for-1.010985694 basis as set forth in the Certificate of Incorporation of Optika-Delaware.

          (c) Series C Convertible Preferred Stock.  Upon the Effective Date of
              ------------------------------------
the Merger, each share of Series C Preferred Stock of Optika-California, no par value, issued and outstanding immediately prior to the Merger, which shares are convertible into such number of shares of Optika-California Common Stock as set forth in the Articles of Incorporation of Optika-California, as amended, shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into or exchanged for one (1) fully paid and nonassessable share of Series C Preferred Stock of the Surviving Corporation, par value $0.001 per share, respectively, having such rights, preferences and privileges as set forth in the Certificate of Incorporation of the Surviving Corporation. Upon the conversion of the Surviving Corporation's Series C Preferred Stock, each share of such Series C Preferred Stock of the Surviving Corporation shall be converted into Common Stock on a one-for-one basis as set forth in the Certificate of Incorporation of Optika-Delaware.

          3.3  Optika-California 1992 Stock Option Plan and 1994 Stock
               -------------------------------------------------------
Option/Stock Issuance Plan.
- --------------------------

          (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume the obligations of Optika-California under its 1992 Stock Option Plan and 1994 Stock Option/Stock Issuance Plan and any other stock option grants or plans (collectively, the "Plans"). Each outstanding and unexercised option to purchase Optika-California Common Stock (an "Option") under the Plans shall become, subject to the provisions in paragraph (c) hereof, an option to purchase the Surviving Corporation's Common Stock, on the basis of one (1) share of the Surviving Corporation's Common Stock for each one (1) share of Optika-California Common Stock issuable pursuant to any such option, on the same terms and conditions and at an exercise price reflecting the one-for-one (1 for 1) ratio described above.

          (b) One (1) share of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of Options equal to one (1) share of Optika-California Common Stock so reserved immediately prior to the Effective Date of the Merger (rounded down to the nearest whole number).

          (c) Following the Effective Date of the Merger, the number of shares of the Surviving Corporation's Common Stock to which an Option holder would be otherwise entitled upon exercise of an assumed Option shall be rounded down to the nearest whole number and the per share exercise price shall be rounded up to the

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nearest whole cent.  In addition, no "additional benefits" (within the meaning of Section 424(a)(2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionees pursuant to the assumption of their options.

          3.4  Warrant and Contingent Right to Purchase Common Stock.
               -----------------------------------------------------

          (a) Upon the effective date of the Merger, the Surviving Corporation shall assume the obligations of Optika-California to issue Ninety-Five Thousand (95,000) shares of Common Stock pursuant to two certain warrants (the "Warrants"). One (1) share of the Surviving Corporation's Common Stock shall be reserved for issuance pursuant to the Warrants for each one (1) share of Optika-California so reserved for issuance prior to the Effective Date of the Merger.

          3.5  Optika-Delaware Common Stock.  Upon the Effective Date of the
               ----------------------------
Merger, each share of Common Stock, par value $0.001 per share, of Optika-Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Optika-Delaware, the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

          3.6  Exchange of Certificates.  After the Effective Date of the
               ------------------------
Merger, each holder of an outstanding certificate representing shares of Optika-California Common Stock or Preferred Stock may be asked to surrender the same for cancellation to the Boston EquiServe (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock or Preferred Stock, as the case may be, into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Optika-California Common Stock or Preferred Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock or Preferred Stock, respectively, into which such shares of Optika-California Common Stock or Preferred Stock, as the case may be, were converted in the Merger.

          The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock or Preferred Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

          Each certificate representing Common Stock or Preferred Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Optika-California so converted and given in exchange therefore, unless otherwise determined by the Board of

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Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

          If any certificate for shares of Optika-Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Optika-Delaware that such tax has been paid or is not payable.


                                  IV.  GENERAL

          4.1  Further Assurances.  From time to time, as and when required by
               ------------------
Optika-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Optika-California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Optika-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Optika-California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Optika-Delaware are fully authorized in the name and on behalf of Optika-California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

          4.2  Abandonment.  At any time before the Effective Date of the
               -----------
Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Optika-California or of Optika-Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Optika-California or the sole stockholder of Optika-Delaware.

          4.3  Amendment.  The Boards of Directors of the Constituent
               ---------
Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not:
(1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such

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alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

          4.4  Registered Office.  The registered office of the Surviving
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Corporation in the State of Delaware is 1013 Centre Road, Wilmington, DE 19805
and The Corporation Service Company is the registered agent of the Surviving Corporation at such address.

          4.5  Agreement.  Executed copies of this Agreement will be on file at
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the principal place of business of the Surviving Corporation at 5755 Mark
Dabling Blvd., Colorado Springs, Colorado 80919, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

          4.6  Governing Law.  This Agreement shall in all respects be
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construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the General Corporation Law of the State of California.

          4.7  Counterparts.  In order to facilitate the filing and recording of
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this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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